                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                            PALOMAR ENTERPRISES, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            NEVADA                       4581                88-0470235
            ------                       ----                ----------

(STATE OR OTHER JURISDICTION OF          (PRIMARY            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)           SIC NUMBER)         IDENTIFICATION NO.)


10264 CAMINO RUIZ #75, SAN DIEGO, CA 92126                   619-692-2590
------------------------------------------                   ------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (TELEPHONE)

Terry Westergard
10264 Camino Ruiz #75, San Diego, CA 92126                   619-692-2590
------------------------------------------                   ------------
(NAME & ADDRESS OF AGENT FOR SERVICE)                        (TELEPHONE)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

Title of Each                                     Proposed                                Proposed
Class of                                          Maximum                                 Maximum
Securities                                        Offering           Aggregate            Amount of
to be                        Amount to be         Price              Offering             Registration
Registered                   Registered           Per Unit (1)       Price (2)            Fee
----------                   ------------         ------------       ---------            ------------
Common                       4,640,000            $  0.10            $ 464,000            $116.00

(1)     Based on the price paid per share by the selling shareholders.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                            PALOMAR ENTERPRISES, INC.
                                4,640,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. See the section entitled "Selling Shareholders". The shares were acquired by the 45 selling shareholders directly from the Company in a private offering that was exempt from registration under the U.S. Securities laws.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 5.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is: January 29, 2001

                                TABLE OF CONTENTS

Summary ..........................................................................................  4
Offering .........................................................................................  4
Risk Factors .....................................................................................  5
Forward Looking Statements .......................................................................  7
Use of Proceeds ..................................................................................  7
Determination of Offering Price ..................................................................  7
Dilution .........................................................................................  7
Dividend Policy ..................................................................................  7
Selling Shareholders .............................................................................  7
Plan of Distribution .............................................................................  9
Legal Proceedings ................................................................................ 11
Directors, Executive Officers, Promoters and Control Persons ..................................... 11
Security Ownership of Certain Beneficial Owners and Management ...............................     12
Description of Securities ........................................................................ 13
Interest of Named Experts and Counsel ............................................................ 13
Legal Matters .................................................................................... 14
Disclosure of Commission Position for Securities Act Liabilities ................................. 14
Organization within Last Five Years .............................................................. 14
Description of Business .......................................................................... 14
Plan of Operation ................................................................................ 21
Description of Property .......................................................................... 22
Certain Relationships and Related Transactions ................................................... 22
Market for Common Equity and Related Stockholder Matters ......................................... 22
Executive Compensation ........................................................................... 22
Financial Statements ............................................................................. 23
Changes in and Disagreements with Accountants on Accounting Control and Financial Disclosure ..... 23
Available Information ............................................................................ 24

                                     SUMMARY

Palomar Enterprises, Inc. was incorporated in Nevada on March 10, 1999 for the purpose of developing an aircraft service company for private aircraft owners that would offer on-site preventative maintenance and repair services.

We received our initial funding through the sale of common stock to investors from the period of approximately August 1, 2000 until September 30, 2000. We offered and sold 58,000 common stock shares at $0.10 per share to non-affiliated private investors. From inception until the date of this filing, we have had no material operating activities.


                                    OFFERING

Securities Being Offered        Up to 4,640,000 shares of common stock.

Securities Issued
And to be Issued                9,440,000 shares of common stock were issued and
                                outstanding as of the date of this prospectus.

Use of Proceeds                 We will not receive any proceeds from the sale
                                of the common stock by the selling shareholders.
                                See section entitled "Use of Proceeds".

                                  RISK FACTORS

Investors in Palomar should be particularly aware of the inherent risks associated with our business plan. These risks include but are not limited to:

WE ARE IN THE DEVELOPMENT STAGE OF OUR BUSINESS. PALOMAR HAS NO OPERATING HISTORY, NO MATERIAL CURRENT OPERATIONS, AND NO PROFITS. AT THIS STAGE OF OUR BUSINESS PLAN, EVEN WITH OUR GOOD FAITH EFFORTS, OUR SHAREHOLDERS ARE ACCEPTING A HIGH PROBABILITY OF LOSING THEIR INVESTMENT.


        While we fully intend to meet our goals per our business plan, our plan may not work. In such a scenario, we could remain as a start-up company with no material operations, revenues, or profits. Although management has been successful in planning and operating other aircraft businesses and believes their plan for Palomar will generate revenue and profit, there is no guarantee their past experiences will provide Palomar with similar future successes.


OUR BUSINESS STRATEGY REQUIRES US TO RAISE FUNDS OF $2,000,000 THROUGH A PRIVATE PLACEMENT. WITHOUT FUNDING, WE COULD REMAIN AS A START-UP COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

        We intend to implement our business plan through the foreseeable future and will do our best to mitigate the risks associated with the business plan, however, there can be no assurance that our efforts will be successful. Depending upon the amount of additional funding we receive, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.


OUR COMPETITORS ARE WELL-ESTABLISHED AND HAVE SUBSTANTIALLY GREATER FINANCIAL, MARKETING, PERSONNEL AND OTHER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH CUSTOMER MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LESS REVENUE THAN ANTICIPATED AND A SIGNIFICANT REDUCTION IN OUR PROFIT.

        We plan to capitalize on our management's contacts in the aircraft maintenance field. While we believe we will be able to successfully compete against other similar companies, there is no assurance we will be successful in attracting enough aircraft owners to be a competitive force in our industry.


THE CURRENT OFFICERS, ANTHONY WISER AND TERRY WESTERGARD, ARE THE SOLE OFFICERS AND DIRECTORS OF THE COMPANY, AND AT THE SAME TIME, THEY ARE INVOLVED IN OTHER BUSINESS ACTIVITIES. PALOMAR'S NEEDS FOR THEIR TIME AND SERVICES COULD CONFLICT WITH THEIR OTHER BUSINESS ACTIVITIES. THIS POSSIBLE CONFLICT OF INTEREST COULD RESULT IN THEIR INABILITY TO PROPERLY MANAGE PALOMAR'S AFFAIRS, RESULTING IN PALOMAR REMAINING A START-UP COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

        We have not formulated a plan to resolve any possible conflicts that may arise. While Palomar and its officers and directors have not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, they have verbally agreed to limit their roles in all other business activities to roles of passive investors and devote full time services to Palomar after we raise capital of $2,000,000 through the sale of securities through a private placement and are able to provide officers' salaries per our business plan.

THERE IS NO CURRENT PUBLIC MARKET FOR PALOMAR'S SECURITIES. WE HAVE NO CURRENT PUBLIC OFFERING AND NO PROPOSED PUBLIC OFFERING OF OUR EQUITY. AS OUR STOCK IS NOT PUBLICALLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

        We plan to file for trading on the OTC Electronic Bulletin Board which is sponsored by the National Association of Securities Dealers, the NASD. While this could create liquidity for our shareholders through public trading by securities dealers, we do not know when we will be able to file for trading. There is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

IF PALOMAR BECOMES LISTED FOR TRADING ON THE OTC ELECTRONIC BULLETIN BOARD THE TRADING IN THE COMPANY'S SHARES MAY BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15g-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

        The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

        The effective result of this Rule 15g-9, is that if the share price is below $5.00 there will be less purchasers qualified by their brokers to purchase shares of the company, and therefore a less liquid market for the securities.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly there will be no dilution to our existing shareholders.


                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.


                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,640,000 shares of common stock offered through this prospectus. The shares include the following:

1. 58,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to
        Section 4(2) as amended of the

2. Securities Act of 1933 and completed on September 30, 2000; and 4,582,000 shares of our common stock that the selling shareholders received pursuant to an 80 for 1 forward stock split executed November 30, 2000.

The following table provides as of January 29, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.      The number of shares owned by each prior to this offering;

2.      The total number of shares that are to be offered for each;

3. The total number of shares that will be owned by each upon completion of the offering;

4.      The percentage owned by each; and

5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 9,440,000 shares outstanding on January 29, 2001.


                              Shares             Total of               Total              Percent
                              Owned Prior        Shares                 Shares             Owned
Name of                       To This            Offered                After              After
Selling Shareholder           Offering           For Sale               Offering           Offering
-------------------           -----------        --------               --------           --------
Anton Anderson                  80,000             80,000                  0                  0
John Batliner                  320,000            320,000                  0                  0
Brian Belknap                  160,000            160,000                  0                  0
Luciann Borja                   80,000             80,000                  0                  0
David Bounds                    80,000             80,000                  0                  0
Serena Boyd                     80,000             80,000                  0                  0
Daniel Costello                 80,000             80,000                  0                  0
William Crawford                80,000             80,000                  0                  0
Theodore Daniels                80,000             80,000                  0                  0
Tim Griffin                     80,000             80,000                  0                  0
Adolph Guerrero                 80,000             80,000                  0                  0
Daniel Heavlin                  80,000             80,000                  0                  0
Mary Heavlin                   160,000            160,000                  0                  0
Tracy Heida                     80,000             80,000                  0                  0
William Howe                    80,000             80,000                  0                  0
Nichole Hudson                 320,000            320,000                  0                  0
David Hurley                    80,000             80,000                  0                  0
Diane Judd-Wade                 80,000             80,000                  0                  0
Darlene Kreischer               80,000             80,000                  0                  0

Ray Kruger                      80,000             80,000                  0                  0
Jaime Lara                      80,000             80,000                  0                  0
Jill Ann Lewis                 160,000            160,000                  0                  0
Susan McGarry                   80,000             80,000                  0                  0
Ivette Keris Meade              80,000             80,000                  0                  0
John Neel                       80,000             80,000                  0                  0
Sean Nevett                    320,000            320,000                  0                  0
Leslie O'Keefe                 160,000            160,000                  0                  0
Kurt Pierson                    80,000             80,000                  0                  0
Robert Ransom                   80,000             80,000                  0                  0
Gerrie Rikert                   80,000             80,000                  0                  0
Elizabeth Schier                80,000             80,000                  0                  0
Rosemary Shaber                 80,000             80,000                  0                  0
James Shafer                    80,000             80,000                  0                  0
Maureen Sipple                  80,000             80,000                  0                  0
Garry Smith                     80,000             80,000                  0                  0
Andrew Stamets                  80,000             80,000                  0                  0
Margaret Sturtevant             80,000             80,000                  0                  0
Toshiaki Tochikawa              80,000             80,000                  0                  0
Sharon Thompson                 80,000             80,000                  0                  0
Lillian Volkening               80,000             80,000                  0                  0
Derek Jay Wiersma               80,000             80,000                  0                  0
Linda Woodring                  80,000             80,000                  0                  0
Traci Woolley                   80,000             80,000                  0                  0


To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Palomar Enterprises other than as a shareholder as noted above at any time within the past three years; or

2.      Has ever been an officer or director of Palomar Enterprises.


                              PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;

2.      in privately negotiated transactions;

3.      through the writing of options on the common stock;

4.      in short sales; or

5.      in any combination of these methods of distribution.

The sales price to the public may be:

1.      the market price prevailing at the time of sale;

2.      a price related to such prevailing market price; or

3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;

2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

Palomar is not currently involved in any legal proceedings and is not aware of any pending or potential legal actions.


                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                               AND CONTROL PERSONS

The Directors and Officers of Palomar, all of those whose one year terms will expire 3/15/01, or at such a time as their successors shall be elected and qualified are as follows:

Name & Address                    Age           Position           Date First Elected          Term Expires
--------------                    ---           --------           ------------------          ------------
Anthony Wiser                                   President,         3/15/99                     3/15/02
10264 Camino Ruiz #75                           Director
San Diego, CA 92126

Terry Westergard                                Secretary          3/15/99                     3/15/02
10264 Camino Ruiz #75                           Treasurer,
San Diego, CA 92126                             Director

Each of the foregoing persons may be deemed a "promoter" of the company, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgement, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the corporation is the subject of any pending legal proceedings.

Resumes
-------

Anthony Wiser, President & Director

1991 - Current          Self-Employed Aircraft Mechanic specializing in
                        structural fabrication and assembly, installation of assemblies, aerospace welding, electrical and electronic theory/application, hydraulic/pneumatic/fuel/oxygen system assembly, installation and maintenance.

1992 - 1995             Spacecraft Launch Vehicle Mechanic - Lockheed Martin
                        Astronautics Performed layout, assembly, installation, modification, rework and functional check of commercial and military spacecraft launch vehicle parts, assemblies and systems.

1990                    Mira Mar College, San Diego CA    Airframe and
                                                          Powerplant License

1986                    Grossmont College, La Mesa CA     AA - Aviation
                                                          Maintenance Technology

1981                    General Dynamics, San Diego CA    Airborne Welding
                                                          Certification

1974                    US Navy, Great Lakes IL           Propulsion Engineering
                                                          Certificate


Terry Westergard, Secretary, Treasurer & Director

2000 - Current          Independent Contractor providing bookkeeping and tax
                        services to a variety of business clients in California and Nevada. Clients range in size from $100,000 to $12,000,000 in annual revenues with from 1 to 150 employees.

1993-2000               Paraprofessional - Kemp, Burdick, Hinton & Hall, LC,
                        Certified Public Accountants Duties included compilation and review of financial statements, design and preparation of spreadsheet workpaper documentation, preparation of individual, partnership, and corporation income tax returns, supervisor of payroll processing and payroll reporting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information on the ownership of the company's voting securities by Officers, Directors and major shareholders as well as those who own beneficially more than five percent of the company's common stock through the most current date - January 29, 2001:

Title Of                                                              Amount &                          Percent
Class                                        Name                     Nature of owner                   Owned
--------                                  ----------------            ---------------                   -------
Common                                    Anthony Wiser               2,400,000                         25.4%

Common                                    Terry Westergard            2,400,000                         25.4%

Total Shares Owned by Officers
& Directors As a Group                                                4,800,000                         50.8%

(a) Mr. Wiser received 30,000 shares of Palomar's common stock on March 28, 2000 for administrative services and services related to the company's business plan. 2,370,000 shares of Palomar's common stock were issued to him per an 80 for 1 stock split on November 30, 2000.

(b) Ms. Westergard received 30,000 shares of Palomar's common stock on March 28, 2000 for administrative services and services related to the company's business plan. 2,370,000 shares of Palomar's common stock were issued to her per an 80 for 1 stock split on November 30, 2000.


                            DESCRIPTION OF SECURITIES

The company's Certificate of Incorporation authorizes the issuance of 50,000,000 Shares of Common Stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                  LEGAL MATTERS

Donald J. Stoecklein, Esq., 402 West Broadway, Suite 400, San Diego, CA 92101, our independent counsel, has provided an opinion on the validity of our common stock.


        DISCLOSURE OF COMMISSION POSITION FOR SECURITIES ACT LIABILITIES

Palomar's By-Laws allow for the indemnification of company Officers and Directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                       ORGANIZATION WITHIN LAST FIVE YEARS

Palomar was incorporated in Nevada on March 10, 1999. In March of 2000 the board of directors voted to seek capital and began development of the Palomar's business plan. During August and September 2000, we received our initial funding through the sale of common stock to investors.


                             DESCRIPTION OF BUSINESS

ORGANIZATION

Palomar Enterprises, Inc. was incorporated in Nevada on March 10, 1999 for the purpose of developing a service company for aircraft owners that would offer on-site preventative maintenance and repair services. From inception to the date of this filing we have had no material operating activities.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

This is the initial phase of our business plan. After receiving funding, our intention is to become a primary provider of aircraft maintenance and specialty services to the private recreational aircraft owner and small aircraft owned by company's for business use. The first three markets we intend to service are the San Diego, Orange County and Los Angeles areas which have a large concentration of small aircraft owners.

According to research conducted by Industrial Maintenance & Plant Operation aircraft maintenance has shifted in focus from overhaul to inspection and repair. Successful aircraft maintenance is a combination of strict scheduling, meticulous documentation, preventative and predictive measures and adherence to FAA regulations. (www.impomag.com/feat.htm) Maintenance programs for new aircraft are developed along with Reliability Centered Maintenance (RCM) plans. RCM centers on the probability that an item will survive without failure to a specific operating age, under specified operating conditions and under a strict maintenance schedule. Predictive maintenance techniques provide valuable insight into an airplane's long-term health and preventative activities keep it safe and reliable. Documentation is imperative and is perhaps the most vital aspect of airplane maintenance.

The small aircraft owner will be offered a new concept in maintenance & repair. Utilizing mobile service trucks that can provide many of the services only previously available at a maintenance company's hangar location, we plan to offer on-site the following Maintenance & Services Menu to the small aircraft owner:

        Annual and 100-Hour Inspections would include inspection of the following for poor condition, improper installation, apparent defects, unsatisfactory operation or breakage (per Federal Aviation Regulation 43, Appendix D):

        Fuselage and Hull Group:

                Fabric & Skin
                Systems & Components

        Cabin & Cockpit Group:

                General Condition
                Seats & Safety Belts
                Windows & Windshields
                Instruments
                Flight & Engine Controls
                Batteries

        Engine & Nacelle Group:

                Engine Section

                Studs & Nuts
                Internal Engine
                Engine Mount
                Flexible Vibration Dampeners
                Engine Controls
                Lines, Hoses & Clamps
                Exhaust Stacks
                Accessories
                Cowling

        Landing Gear Group:

                All Units - General Condition
                Shock Absorbing Devices
                Linkages, Trusses, and Members
                Retracting & Locking Mechanisms
                Hydraulic Lines
                Electrical System
                Wheels, Tires & Brakes

        Wing & Center Section Assembly

        Empennage Assembly

        Propeller Group:

                Propeller Assembly
                Bolts
                Anti-icing Devices
                Control Mechanisms

        Radio Group:

                Radio & Electronic Equipment
                Wiring & Conduits
                Bonding & Shielding
                Antenna

        Routine Maintenance: Oil/Filter Change, Fuel Filter Service, Lubrication, Hydraulic Fluid Top-Off, Multi-point Equipment Check, Engine Compartment De-cowl for Visual Inspection

        Supplemental Engine/Drive Service Options: Pressurization and Air Conditioning Service, Precision Fuel Calibration, Avionics Installation/Upgrade/Service, Corrosion Protection Treatment, Touch-Up Painting

        Service Options: Pressure Cleaning, Detailing, Storage Prep, Fire Extinguisher Check/Replacement

Scheduled coordination of maintenance, interior, paint and avionics must be precise. Our planned aircraft inspections would begin with a thorough review of the aircraft records, assisting the aircraft owner in understanding the history and inspection status of the aircraft and the available options. The service and maintenance requirements of the aircraft industry are highly specialized and require a commitment to the environment as well as the aircraft owner. We plan to utilize high quality high-pressure hoses to extract waste fluids. Multiple adapters such as metering guns would then be used to fill the engine or tanks. The proposed utilization of advanced systems and engineering design would provide an environmentally safe and efficient way of handling hazardous fluids on-site.

Based upon Management's experience in the aircraft industry, the size and nature of the market is diverse and continues to grow at a steady rate. According to aircraft registration records 12% of the 234,213 fixed wing, single-engine aircraft in the U.S. are located in California and 15% of the 51,019 fixed wing, multi-engine aircraft are in California. The ownership of these aircraft is comprised of 54% individuals and 31% partnership/corporation.

We have a current business plan which proposes to utilize our founders' backgrounds to develop our business from the current concept stage into a unique aircraft service company offering quality and convenience coupled with basic servicing needs to a wide range of aircraft owner clientele. Our business plan projects the Company will obtain a listing on the NASD's Over the Counter Electronic Bulletin Board during months one through three, prepare a private placement memorandum during months one through three, and raise capital of $2,000,000 through the sale of common stock in the private placement by, selling 2,000,000 shares at $1.00 per share, to accredited or sophisticated investors during months four through six. During month seven, after raising capital, the Company intends to open one service site in Los Angeles, and one in San Diego, California. During months seven through twelve, in order to operate both service sites, we intend to expend $60,000 for two manager-service technicians, $120,000 for four service assistants, $25,000 for two office clerical employees, $20,000 for inventory, $200,000 for the purchase and outfitting of four service vehicles, $10,000 for set-up and maintenance of the Company's web site, $125,000 for advertising, $30,000 for one marketing manager, $110,000 for purchase of computers and fixed assets, $30,000 for insurance, and $62,000 for rent and other operating expenses.

There are no assurances that the company's planned sale of $2,000,000 of common stock will be successful. If no funding is received during the next twelve months, we will be forced to rely on its existing cash in the bank and funds loaned by the directors and officers. The officers and directors have no formal commitments or arrangements to advance or loan funds to the company. In such a restricted cash flow scenario, we would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, we may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

The Company intends to offer information on its services to prospective clients on its web site, www.FAR43.com, which will feature available services, contact information and links. It also plans to advertise its web site and services on existing aircraft industry web sites, such as Landings.com and SportFlyer.com, and purchase "banner ads" on the web pages of well-known regional aircraft supply companies. Magazine advertising in such trade publications as "AOPA", "Plane & Pilot", "Flying", and "Aviation Monthly" will also be researched, as well as area aviation show booth rentals and direct distribution of marketing flyers to local airports and flying clubs.

PLANNED NEW PRODUCT OR SERVICE

Palomar has no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

The size and financial strength of the Palomar's primary competitors, traditional aircraft maintenance and repair companies, Executive Aircraft Services, Inc., Cypress Aviation, Inc. and numerous others located at local airports are substantially greater than those of the Company. In examining major competitors we have found at traditional aircraft repair companies, an average maintenance/repair takes one to three days and almost half of the repairs took five to ten days. The owner is also required to fly his aircraft to the aircraft maintenance and repair facility. Palomar's competitors have longer operating histories, larger customer bases, and greater brand recognition than the company. We are not aware of any significant barriers to our entry into the aircraft servicing market, however, we at this time have no market share of this market.

INSURANCE

We have not yet acquired any of the necessary insurance coverages typically stipulated with the aviation maintenance industry. Before commencing operations, we will have to secure insurance to cover general aviation liability and, where required, hanger-keeper insurance. These types of policies are typically required by customers. Typical limits for such coverages are $20,000,000 of general aviation liability and $20,000,000 of hanger-keeper insurance, plus customary coverage for other business insurance. Because of the nature of the aviation business, there can be no assurance that such coverage will fully protect the company against all losses which it might sustain. Moreover, typical policies carry a very high deductible, which may require the payment of as much as $20,000 for any loss or damage before any insurance claim reimbursements.

SUPPLIERS AND SOURCES OF RAW MATERIALS

Management will rely on their combined experience and knowledge in the aircraft industry. While we have no current contracts with aircraft service suppliers, we are familiar with manufacturers and suppliers such as Aircraft Suppliers Company, Aero Parts & Supply, Inc. and Aviation Parts Communication Network. We feel that availability will not be a problem at any time, since we are aware of over two hundred suppliers of quality aircraft parts and products. We will enter into agreements with manufacturers and suppliers per our business plan after raising capital during the first six months of our business plan.

MANAGEMENT INFORMATION SYSTEMS

We plan to use existing, off-the-shelf integrated management information software. These systems include a set of modules that combine the essential elements required for aircraft maintenance tracking such as Reliability Assessment, Maintenance Event Forecasting, Maintenance Event Planning, Maintenance Requirements and Maintenance Procedures. Utilizing the software safely reduces costs, increases operational efficiency and provides easy access to reporting data for aircraft owners, the maintenance technician and regulatory agencies.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

The Company will not depend on any one or a few major customers. According to aircraft registration records 12% of the 234,213 fixed wing, single-engine aircraft in the U.S. are located in California and 15% of the 51,019 fixed wing, multi-engine aircraft are in California. After two years of marketing in California, the Company intends to expand into the following aircraft markets:
Texas - 22,500 registered fixed wing single/multi-engine and Florida - 23,000 registered fixed-wing single/multi-engine aircraft.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, LABOR
CONTRACTS

Palomar owns its Internet domain name, has setup its first web page www.FAR43.com and will expand its web site in the fourth quarter of 2001. We have no current plans for any registrations such as patents, other trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

REQUIREMENTS FOR GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services. Palomar's repair and maintenance technicians will be required to maintain an FAA certification for airframe and power plant repair. The FAA requires at least 18 months of work experience for each of these certificates. For a combined airframe/power-plant certificate at least 30 months of work experience for each is required.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

We will be subject to Federal environmental laws and regulations that relate directly or indirectly to our operations including the National Environmental Policy Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, and their implementing regulations, as well as numerous state and local environmental laws. These laws and regulations include: a) controlling the discharge of materials into the environment,

b) requiring removal and cleanup under certain circumstances, c) requiring the proper handling and disposal of waste materials, and, d) requirements otherwise relating to the protection of the environment. These laws and regulations have become more stringent in recent years and may, in certain circumstances, assess administrative, civil and criminal penalties and impose "strict liability", rendering a company liable for environmental damage without regard to negligence or fault on the part of the company. Such laws and regulations may expose the company to liability for the conduct of or conditions caused by others or for acts of the company that were in compliance with all applicable laws and regulations at the time such acts were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on our business. We will conduct our operations in substantial compliance with all applicable environmental laws and regulations.

RESEARCH AND DEVELOPMENT FUNDING DURING THE LAST TWO YEARS

Palomar has not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We have not expended any funds for compliance with environmental laws and do not anticipate our business plan will encompass any such compliance requirements.

NUMBER OF EMPLOYEES

Palomar's only current employees are its two officers who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. The officers intend to work on a full time basis when we raise capital per our business plan. Our business plan calls for hiring nine new full time employees during the next twelve months.

REPORTS TO SECURITY HOLDERS

We provide an annual report that includes our financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will became subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8 and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

The Company's current cash balance is $5,494. Management believes the current cash balance is sufficient to fund the current minimum level of operations through the third quarter of 2001, however, in order to advance the Company's business plan the Company must raise capital through the sale of equity securities. To date, the Company has sold $5,800 in equity securities. Sales of the Company's equity securities have allowed the Company to maintain a positive cash flow balance.

Palomar's business plan encompasses the following steps to implement its aircraft servicing business plan: after raising capital of $2,000,000 during the first six months, we intend to open one service site in Los Angeles, and one in San Diego, California during month seven. During months seven through twelve, in order to operate both service sites, we intend to expend $60,000 for two manager-service technicians, $120,000 for four service assistants, $25,000 for two office clerical employees, $20,000 for inventory, $200,000 for the purchase and outfitting of four service vehicles, $10,000 for set-up and maintenance of our web site, $125,000 for advertising, $30,000 for one marketing manager, $110,000 for purchase of computers and fixed assets, $30,000 for insurance, and $62,000 for rent and other operating expenses.

Management has made initial progress in implementing its business plan by registering its Internet domain name and plans to setup its web site in the third quarter of 2001. We will only be able to continue to advance our business plan after it receives capital funding through the sale of equity securities. After raising capital, we intend to hire employees, rent commercial space in San Diego and Los Angeles, purchase vehicles and equipment, and begin development of its aircraft service operations. We intend to use its equity capital to fund the business plan during the next twelve months as cash flow from sales is not estimated to begin until year two of its business plan. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within its budget, longer than anticipated development of our service vehicles, and a shortfall of funding due to our inability to raise capital in the equity securities market. If no funding is received during the next twelve months, we will be forced to rely on existing cash in the bank and funds loaned by the directors and officers. The officers and directors have not, as of the date of this filing loaned any funds to the company. There are no formal commitments or arrangements to advance or loan funds to the company or repay any such advances or loans. In such a restricted cash flow scenario, we would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, we may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

There are no current plans for additional product research and development. We plan to purchase approximately $110,000 in furniture, computers, software during the next twelve months from proceeds of its equity security sales. Our business plan provides for an increase of nine employees during the next twelve months.

                             DESCRIPTION OF PROPERTY

Palomar's principal executive office address is 10264 Camino Ruiz #75, San Diego, CA 92126. The principal executive office and telephone number are provided by Ms. Westergard, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. Management considers our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital of $2,000,000 and then begins hiring new employees per our business plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Ms. Westergard, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to file for trading on the OTC Electronic Bulletin Board which is sponsored by the National Association of Securities Dealers (NASD). The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids", "asks" and volume.

As of the date of this filing, there is no public market for our securities. There has been no public trading of the Company's securities, and, therefore, no high and low bid pricing of the company's securities. As of January 29, 2001, the Company had 45 shareholders of record. We have paid no cash dividends and have no outstanding options.

                             EXECUTIVE COMPENSATION

The company's current officers receive no compensation.

                           Summary Compensation Table

                                                           Other
Name &                                                     annual        Restricted                        LTIP         All other
principle                     Salary         Bonus         compen-         stock           Options        Payouts        compen-
position          Year         ($)            ($)         sation ($)     awards ($)         SARs            ($)         sation ($)
---------         ----        ------         -----        ----------     ----------        -------        -------       ----------
A Wiser           1999         -0-            -0-            -0-              -0-            -0-            -0-            -0-
President         2000         -0-            -0-            -0-            3,000            -0-            -0-            -0-


T Westergard      1999         -0-            -0-            -0-              -0-            -0-            -0-            -0-
Director          2000         -0-            -0-            -0-            3,000            -0-            -0-            -0-

There are no current employment agreements between the company and its executive officers.

The Board agreed to pay Mr. Wiser for administrative services and services related to the business plan 30,000 shares of Palomar's common stock on March 28, 2000. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $.10 per share. On November 30, 2000, 2,370,000 shares of Palomar's common stock were issued to him per an 80 for 1 stock split.

The Board agreed to pay Ms. Westergard for administrative services and services related to the business plan 30,000 shares of Palomar's common stock on March 30, 2000. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $.10 per share. On November 30, 2000, 2,370,000 shares of the Palomar's common stock were issued to her per an 80 for 1 stock split.

The terms of these stock issuances were as fair to the company, in the Board's opinion, as could have been made with an unaffiliated third party.

The officers currently devote an immaterial amount of time to manage the affairs of the company. The Directors and Principal Officers have agreed to work with no remuneration until such time as we receive sufficient revenues necessary to provide proper salaries to all officers and compensation for directors' participation. The Officers and the Board of Directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include stock sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $20,000 at each month end. When positive cash flow reaches $20,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit the company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The audited financial statements of Palomar for the years ended December 31, 2000 and 1999 and related notes which are included in this offering have been examined by Barry Friedman, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                        CONTROL AND FINANCIAL DISCLOSURE

None.

                            PALOMAR ENTERPRISES, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                DECEMBER 31, 1999

                                TABLE OF CONTENTS

                                                                              PAGE #
                                                                              ------
INDEPENDENT AUDITORS REPORT                                                       F1

ASSETS                                                                            F2

LIABILITIES AND STOCKHOLDERS' EQUITY                                              F3

STATEMENT OF OPERATIONS                                                           F4

STATEMENT OF STOCKHOLDERS' EQUITY                                                 F5

STATEMENT OF CASH FLOWS                                                           F6

NOTES TO FINANCIAL STATEMENTS                                                 F7-F11

                             BARRY L. FRIEDMAN, P.C.
                          CERTIFIED PUBLIC ACCOUNTANT

1582 TULITA DRIVE                                         OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123   INDEPENDANT AUDITORS' REPORT    FAX NO. (702) 896-0278


Board of Directors                                              January 16, 2001
PALOMAR ENTERPRISES, INC.
San Diego, California

        I have audited the accompanying Balance Sheets of PALOMAR ENTERPRISES, INC. (A Development Stage Company), as of December 31, 2000, and December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000, the period March 10, 1999, (inception), to December 31, 1999, and the period March 10, 1999, (inception), to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

        I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

        In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PALOMAR ENTERPRISES, INC. (A Development Stage Company), as of December 31, 2000, and December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000, the period March 10, 1999, (inception), to December 31, 1999, and the period March 10, 1999, (inception), to December 31, 2000, in conformity with generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BARRY L. FRIEDMAN
---------------------------
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV  89123
(702) 361-8414



                                      -F1-

                            PALOMAR ENTERPRISES, INC.
                          (A Development Stage Company)


                                  BALANCE SHEET


                                     ASSETS

                                  DECEMBER          DECEMBER
                                  31, 2000          31, 1999
                                  --------          --------
CURRENT ASSETS

    CASH                            $5,494            $    0
                                    ------            ------

    TOTAL CURRENT ASSETS            $5,494            $    0
                                    ------            ------

OTHER ASSETS                        $    0            $    0
                                    ------            ------

    TOTAL OTHER ASSETS              $    0            $    0
                                    ------            ------

TOTAL ASSETS                        $5,494            $    0
                                    ------            ------

    The accompanying notes are an integral part of these financial statements



                                      -F2-

                            PALOMAR ENTERPRISES, INC.
                          (A Development Stage Company)


                                  BALANCE SHEET


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                           DECEMBER          DECEMBER
                                           31, 2000          31, 1999
                                           --------          --------
CURRENT LIABILITIES                         $    0            $    0
                                            ------            ------

    TOTAL CURRENT LIABILITIES               $    0            $    0
                                            ------            ------


STOCKHOLDERS' EQUITY (Note #4)

    Common stock No par value
    Authorized 25,000 shares
    Issued and outstanding at

    December 31, 1999-- None                $    0            $    0

    Common Stock
    Par value $0.001
    Authorized 50,000,000 shares
    Issued and Outstanding at

    December 31, 2000-
    9,440,000 shares                        $9,440            $    0

    Additional Paid-In Capital               2,360                 0

    Deficit accumulated during
    The Development stage                   -6,306                 0
                                            ------            ------

TOTAL STOCKHOLDERS' EQUITY                  $5,494            $    0
                                            ------            ------


TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                        $5,494            $    0
                                            ------            ------


    The accompanying notes are an integral part of these financial statements



                                      -F3-

                            PALOMAR ENTERPRISES, INC.
                          (A Development Stage Company)


                             STATEMENT OF OPERATIONS

                                       YEAR               MAR. 10,              MAR.10,1999
                                       ENDED              1999, TO              (INCEPTION)
                                      DEC. 31,            DEC. 31,              TO DEC. 31,
                                       2000                 1999                  2000
                                    ----------            ----------            ----------
INCOME
    Revenue                         $        0            $        0            $        0
                                    ----------            ----------            ----------


EXPENSES

    General, Selling and
    Administrative                  $    6,306            $        0            $    6,306
                                    ----------            ----------            ----------

    TOTAL EXPENSES                  $    6,306            $        0            $    6,306
                                    ----------            ----------            ----------

NET PROFIT/LOSS (-)                 $   -6,306            $        0            $   -6,306
                                    ----------            ----------            ----------


Net Profit/Loss(-)
per weighted share
(Note #1)                           $   -.0007            $      NIL            $   -.0007
                                    ----------            ----------            ----------


Weighted average
Number of common
shares outstanding                   9,440,000             9,440,000             9,440,000
                                    ----------            ----------            ----------


    The accompanying notes are an integral part of these financial statements



                                      -F4-

                            PALOMAR ENTERPRISES, INC.
                          (A Development Stage Company)


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                              Additional             Accumu-
                                    Common                Stock                paid-in                lated
                                    Shares                Amount               Capital               Deficit
                                  ----------            ----------            ----------            ----------
Net loss,
March 10, 1999
(Inception) to
December 31, 1999                                                                                   $        0
                                  ----------            ----------            ----------            ----------

Balance,
December 31, 1999                          0            $        0            $        0            $        0

March 27, 2000
Changed par value from
No par value to $0.001                                           0                     0

March 28, 2000
Issued For Services                   60,000            $       60            $    5,940

September 30, 2000
Issued For Cash                       58,000                    58                 5,742

November 30, 2000
Forward stock split
80 for 1                           9,322,000                +9,322                -9,322

Net Loss Year Ended
December 31, 2000                                                                                       -6,306
                                  ----------            ----------            ----------            ----------

Balance,
December 31, 2000                  9,440,000            $    9,440            $    2,360            $   -6,306
                                  ----------            ----------            ----------            ----------


    The accompanying notes are an integral part of these financial statements



                                      -F5-

                            PALOMAR ENTERPRISES, INC.
                          (A Development Stage Company)


                             STATEMENT OF CASH FLOWS

                                     YEAR          MAR. 10,        MAR.10,1999
                                     ENDED         1999, TO        (INCEPTION)
                                    DEC. 31,       DEC. 31,        TO DEC. 31,
                                     2000            1999             2000
                                   ---------       --------        -----------
Cash Flows from
Operating Activities

    Net Loss                        $-6,306            $0            $-6,306

    Adjustment to
    Reconcile net loss
    To net cash provided
    by operating
    Activities
    Issue Common Stock
    For Services                     +6,000             0             +6,000

Changes in assets and
Liabilities                               0             0                  0
                                    -------            --            -------

Net cash used in
Operating activities                $  -306            $0            $  -306

Cash Flows from
Investing Activities                      0             0                  0

Cash Flows from
Financing Activities

    Issuance of Common
    Stock for Cash                   +5,800             0             +5,800
                                    -------            --            -------

Net Increase (decrease)             $+5,494            $0            $+5,494

Cash,
Beginning of period                       0             0                  0
                                    -------            --            -------

Cash, End of Period                 $ 5,494            $0            $ 5,494
                                    -------            --            -------


    The accompanying notes are an integral part of these financial statements



                                      -F6-

                            PALOMAR ENTERPRISES, INC.
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS
                    December 31, 2000, and December 31, 1999


NOTE 1 -- HISTORY AND ORGANIZATION OF THE COMPANY

        The Company was organized March 10, 1999, under the laws of the State of Nevada as PALOMAR ENTERPRISES, INC. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Accounting Method

                The Company records income and expenses on the accrual method.

        Estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and equivalents

                The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.



                                      -F7-

                            PALOMAR ENTERPRISES, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    December 31, 2000, and December 31, 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Income Taxes

                Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.


        Reporting on Costs of Start-Up Activities

                Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.

        Loss Per Share

                Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of December 31, 2000, the Company had no dilative common stock equivalents such as stock options.



                                      -F8-

                            PALOMAR ENTERPRISES, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    December 31, 2000, and December 31, 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Year End

                The Company has selected December 31st as its fiscal year-end.

        Year 2000 Disclosure

                The Y2K issue had no effect on this Company.


NOTE 3 - INCOME TAXES

        There is no provision for income taxes for the period ended December 31, 2000. The Company's total deferred tax asset as of December 31, 2000, is as follows:

              Net operation loss carry forward                     $ 6,306
              Valuation allowance                                  $ 6,306

              Net deferred tax asset                               $     0


        The federal net operating loss carry forward will expire by 2020.

        This carry forward may be limited upon the consummation of a business combination under IRC Section 381.


NOTE 4 - STOCKHOLDERS' EQUITY

        Common Stock

        The authorized common stock of the corporation consists of 50,000,000 shares with a par value $0.001 per share.



                                      -F9-

                            PALOMAR ENTERPRISES, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    December 31, 2000, and December 31, 1999


NOTE 4 - STOCKHOLDERS' EQUITY (CONTINUED)

        Preferred Stock

        The Company has no preferred stock.

        On March 27, 2000, the State of Nevada approved the Company's restated Articles of Incorporation, which changed the par value from no par to $0.001. Also, the Company's authorized common stock was increased from 25,000 shares to 50,000,000 shares.

        On March 28, 2000, the Company issued 60,000 shares of its $.001 par value common stock for services of $6,000 to its directors.

        On September 30, 2000, the company issued 58,000 shares of its $.001 par value common stock for cash of $58,000.

        On November 30, 2000, the Company approved a forward stock split on the basis of 80 for 1, thus increasing the common stock from 118,000 shares to 9,440,000 shares.


NOTE 5 - GOING CONCERN

        The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and/or directors have informally committed to advancing the operating costs of the Company interest free, if necessary.



                                     -F10-

                            PALOMAR ENTERPRISES, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    December 31, 2000, and December 31, 1999


NOTE 6 - WARRANTS AND OPTIONS

        There are no warrants or options outstanding to acquire any additional shares of common stock.


NOTE 7 - RELATED PARTY TRANSACTIONS

        The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.



                                     -F11-

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Palomar's By-Laws allow for the indemnification of Company Officers and Directors in regard to their carrying out the duties of their offices. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in subsections (a) and (b) of
Section 145 of the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

        a.      By the stockholders;

        (B) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

        (C) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

        (D) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

        (a) Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

        (B) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

        (C) The Company's Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable. See section entitled "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee        $ 116
Accounting fees and expenses                               $2000
Legal fees                                                 $ 500
Total                                                      $2616

Palomar will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.


                     RECENT SALES OF UNREGISTERED SECURITIES

On March 28, 2000, the shareholders authorized the issuance of 30,000 shares of common stock for services to each of the officers and directors of the Company for a total of 60,000 Rule 144 shares. The Company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The Company issued the shares in satisfaction of management services rendered to officers and directors, which does not constitute a public offering.

From the period of approximately August 1, 2000 until September 30, 2000, the Company offered and sold 58,000 shares at $0.10 per share to non-affiliated private investors. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the Company, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent and that each investor was either "accredited", or were "sophisticated" purchasers, having prior investment experience or education, and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933 , all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

Rule 144 under the 1933 Act sets forth conditions which if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

On November 30, 2000, the Board of Directors authorized a forward stock split of 80 for 1 resulting in a total of 9,440,000 shares of common stock issued and outstanding.

                                    EXHIBITS

Exhibit 1              Underwriting Agreement                                    None
Exhibit 2              Plan of acquisition, reorganization or liquidation        None
Exhibit 3(i)           Articles of Incorporation and Amendment                   Included
Exhibit 3(ii)          Bylaws                                                    Included
Exhibit 4              Instruments defining the rights of holders                None
Exhibit 5              Opinion re: Legality                                      Included
Exhibit 8              Opinion re: Tax Matters                                   None
Exhibit 9              Voting Trust Agreement                                    None
Exhibit 10             Material Contracts                                        None
Exhibit 11             Statement re: computation of per share earnings           See Financials
Exhibit 13             Annual or Quarterly Reports                               None
Exhibit 15             Letter on unaudited interim financial information         None
Exhibit 16             Letter on change of certifying accountant                 None
Exhibit 21             Subsidiaries of the registrant                            None
Exhibit 23             Consent of experts and counsel                            Included
Exhibit 24             Power of Attorney                                         None
Exhibit 25             Statement of eligibility of trustee                       None
Exhibit 26             Invitations for competitive bids                          None

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

        1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        2. Reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

        3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Diego, state of California, on January 29, 2001.

                                           Palomar Enterprises, Inc.


                                           By /s/ Anthony Wiser
                                             -----------------------------------
                                             Anthony Wiser, President & Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Anthony Wiser                                               January 29, 2001
----------------------------------                              ----------------
Anthony Wiser                                                   Date
President  &  Director


/s/ Terry Westergard                                            January 29, 2001
----------------------------------                              ----------------
Terry Westergard                                                Date
Secretary, Treasurer & Director
(Principal Financial Officer, Principal Accounting Officer)